UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Bluegreen Vacations Corporation (the “Company”) was held on May 15, 2018.  At the Annual Meeting, the Company’s shareholders were asked to vote upon the election of eleven directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2019 Annual Meeting of Shareholders. The Company’s shareholders approved the election of each of the eleven director nominees.  A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson LLC, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	73,920,728	91,995	-
John E. Abdo	73,766,648	246,075	-
Shawn B. Pearson	73,989,679	23,044	-
James R. Allmand, III	73,876,764	135,959	-
Norman H. Becker	73,827,354	185,369	-
Lawrence A. Cirillo	73,979,789	32,934	-
Jarett S. Levan	73,920,452	92,271	-
Mark A. Nerenhausen	73,990,067	22,656	-
Arnold Sevell	73,979,585	33,138	-
Orlando Sharpe	74,000,165	12,558	-
Seth M. Wise	73,920,728	91,995	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018	BLUEGREEN VACATIONS CORPORATION
	By:	/S/ Anthony M. Puleo
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services